                                                                    Exhibit 11.2

                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)

                                                            For the six months ended
                                                                     June 30,
                                                            --------------------------
                                                                1995         1994
                                                             ----------   -----------
Primary
 Average shares outstanding                                   2,321,903   2,323,978
 Dilutive stock options based on treasury stock
  method using average market price                               6,003       1,842
                                                             ----------  ----------
                                                              2,327,906   2,325,820
                                                             ==========  ==========

 Income from continuing operations                           $4,905,924  $3,057,143
 Income (loss) from discontinued operations, net of taxes             0    (457,607)
                                                             ----------  ----------
 Net income                                                  $4,905,924  $2,599,536
                                                             ==========  ==========
 Income (loss) per common share:
  Continuing operations                                      $     2.11  $     1.32
  Discontinued operations                                             0        (.20)
                                                             ----------  ----------
 Net income per common share                                 $     2.11  $     1.12
                                                             ==========  ==========
Fully Diluted
 Average shares outstanding                                   2,321,903   2,323,978
 Dilutive stock options based on treasury stock method
  using greater of period-end or average market price             6,935       1,842
                                                             ----------  ----------
                                                              2,328,838   2,325,820
                                                             ==========  ==========

 Income from continuing operations                           $4,905,924  $3,057,143
 Income (loss) from discontinued operations, net of taxes             0    (457,607)
                                                             ----------  ----------
 Net income                                                  $4,905,924  $2,599,536
                                                             ==========  ==========
 Income (loss) per common share:
  Continuing operations                                      $     2.11  $     1.32
  Discontinued operations                                             0        (.20)
                                                             ----------  ----------
 Net income per common share                                 $     2.11  $     1.12
                                                             ==========  ==========